Exhibit 99.1

FOR IMMEDIATE RELEASE APRIL 28, 2022	FOR FURTHER INFORMATION CONTACT BENJAMIN BOCHNOWSKI (219) 853-7575

TODD M. SCHEUB NAMED CHIEF REVENUE OFFICER OF FINWARD BANCORP

AND PRESIDENT OF PEOPLES BANK

Munster, Indiana – On April 27th, 2022, the Boards of Directors of Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”) and its wholly-owned subsidiary, Peoples Bank (the “Bank” or “Peoples”), announced the appointment of Todd M. Scheub as Bank President and Executive Vice President, Chief Revenue Officer of the Bancorp.

Mr. Scheub joined Peoples in 1996 and previously held positions in the commercial lending group. Most recently, Mr. Scheub has served as the Executive Vice President, Chief Banking Officer, for the Bancorp and the Bank, where he was responsible for the Bank’s Wealth Management, Retail Banking, Marketing, Commercial, and Retail Lending groups.

In his new role, Mr. Scheub will focus on strengthening existing relationships, building new business and community relationships, and will continue to provide oversight to the Bank’s sales teams. Marketing will report directly to the CEO.

“I am humbled by this opportunity, and I am excited to continue making an even bigger impact on our employees, customers, and communities,” said Scheub. “For the past two decades, I have had the privilege of serving alongside an exceptional group of bankers. This team, paired with the execution of our proven strategies in Northwest Indiana and Chicagoland, continues to position Peoples Bank as a leader in our communities and as a trusted partner that is reliable, responsive, and forward-thinking.”

The decision to promote Todd aligns with Finward’s strategic plan to create efficiencies, invest in technologies, and reinvest in our communities whenever possible.

“I am proud to announce Todd’s promotion to Chief Revenue Officer of Finward Bancorp and President of Peoples Bank,” said Benjamin Bochnowski, chief executive officer. “He has actively built a high-performing sales team in all of our business units as Chief Banking Officer, and as President, he will continue to form and enhance these relationships to expand revenue opportunities. Todd has built decades’ worth of experience at Peoples Bank carrying out our mission of helping our customers and communities be more successful. In his new role as President, he will amplify his impact through leadership of our sales teams and leadership of customer engagement. Todd has the full support of our Board to bring customer engagement and our sales team to the next level, and I am excited to be able to work with him in this new role.”

Mr. Scheub holds a Bachelor of Science Degree in Business and an MBA from Indiana University Northwest. He also graduated from America’s Community Bankers National School of Banking. Mr. Scheub serves on the Boards of Directors of Campagna Academy, Lake County Economic Alliance, and the Indiana University Business School Advisory Board.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 30 locations in Lake and Porter Counties in Northwest Indiana and the Chicagoland area. Finward Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward. For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning Finward or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

###